Exhibit 10.3

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) dated as of February 23, 2023, is made by FITLIFE BRANDS, INC., a Nevada corporation (“Borrower”), NDS NUTRITION PRODUCTS, INC., a Florida corporation (“NDS”), ISATORI, INC., a Delaware corporation (“II”), and 1000374984 ONTARIO INC., a corporation existing under the laws of Ontario (“Ontario” and, with NDS and II, the “Guarantors”; the Guarantors and Borrower, collectively, jointly and severally, the “Debtor”), to FIRST-CITIZENS BANK & TRUST COMPANY (the “Bank”).

RECITALS

WHEREAS, Borrower and Bank are parties to a Security Agreement dated as of September 24, 2019 (the “Original Security Agreement”), which secures certain obligations of Borrower to Bank under a Credit Agreement dated as of September 24, 2019 between the parties (the “Original Credit Agreement”); and

WHEREAS, as of the date hereof, Borrower and Bank are executing an Amended and Restated Credit Agreement (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”), which amends and restates the Original Credit Agreement in its entirety; and

WHEREAS, Guarantors are guaranteeing the obligations of Borrower under the Credit Agreement, pursuant to the terms of the Guaranty (as defined in the Credit Agreement); and

WHEREAS, in connection with the foregoing, Bank requires that Bank and Borrower execute and deliver this Agreement, which amends and restates the Original Security Agreement in its entirety.

Capitalized terms used in this Agreement without definition have the meanings given them in the Credit Agreement.

ARTICLE 1

THE SECURITY

Debtor hereby assigns and grants to Bank, a security interest in all of the following described property now owned or hereafter acquired by Debtor (collectively, the “Collateral”):

(a)    Accounts, contract rights, documents, documents of title, payment intangibles, investment property, chattel paper, instruments, deposit accounts and letter of credit rights.

(b)    Inventory.

(c)    Equipment.

(d)    General Intangibles (including any intellectual property, consisting of any licenses, patents, copyrights, trademarks, proprietary source code or domain names may now or hereafter existing).

Amended and Restated Security Agreement

FitLife Brands

(e)    Accessions, attachments and other additions to the Collateral.

(f)    Substitutes or replacements for any Collateral, all proceeds, products, rents and profits of any Collateral, all rights under warranties and insurance contracts covering the Collateral, and any causes of action relating to the Collateral.

(g)    Books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

All terms used in this Section 1, if defined in Article 9 of the UCC and not otherwise defined herein or in the Credit Agreement, shall have the meanings set forth in the UCC.

ARTICLE 2

THE SECURED OBLIGATIONS

Debtor makes the assignment and grants the security interest to secure the following obligations (collectively, the “Secured Obligations”) in any order of priority that Bank may choose:

(a)    payment and performance of all Obligations;

(b)    payment and performance of all obligations of Debtor arising under this Agreement;

(c)    payment and performance of all future advances and other obligations of Debtor to Bank, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Bank by assignment or otherwise, and including any obligation or liability arising pursuant to any derivative or hedge transaction of any kind entered into with Bank and/or any Affiliate of Bank; and

(d)    payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the matters described in this Article 2.

ARTICLE 3

DEBTOR’S COVENANTS

Debtor represents, covenants and warrants that, unless compliance is waived by Bank in writing:

(a)    Debtor will properly preserve, maintain and care for the Collateral in good working order and condition, ordinary wear and tear excepted; defend the Collateral against any adverse claims and demands that could reasonably be expected to have a Material Adverse Effect; diligently collect all accounts consistent with current business practices; and keep complete, current, and accurate Books and Records with respect to the Collateral and any proceeds or collections.

(b)    Debtor will notify Bank in writing prior to any change in the location(s) of (i) Debtor’s place of business or Debtor’s chief executive office if Debtor has more than one place of business, (ii) Debtor’s state of organization, (iii) Debtor’s Books and Records concerning any Collateral. Debtor will notify Bank in writing prior to any change in Debtor’s name, identity or business structure.

Amended and Restated Security Agreement
FitLife Brands

(c)    Except for liens expressly permitted under the terms of the Credit Agreement, Debtor has not granted and will not grant any security interest in any of the Collateral except to Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of Bank and such permitted liens.

(d)    Debtor will promptly notify Bank in writing of any event which (i) has a Material Adverse Effect on the value of the Collateral, and (ii) affects the ability of Debtor or Bank to dispose of the Collateral, or the rights and remedies of Bank in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure which has a Material Adverse Effect on the Collateral, whether governmental or otherwise.

(e)    Debtor will comply with all laws and regulations, whether federal or state, relating to any subsidy, entitlement, price support or similar program to which Debtor may be entitled, to the extent that Debtor’s directors or officers, as applicable, in their reasonable business judgment, determines Debtor should participate in. Debtor will execute such additional documents as may be reasonably requested by Bank in connection with Bank’s security interest in such rights, including but not limited to government assignment forms.

(f)    Upon request of Bank, Debtor shall furnish to Bank a list in writing of the buyers, processors, commission merchants, cooperatives, or selling agents to or through whom Debtor has sold any Collateral. The list and any notice shall include the name and address of each person or entity and an identification of the types of Collateral sold to or through that person or entity.

(g)    Debtor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect Bank’s security interest. Without waiving Debtor’s default for failure to make any such payment, Bank at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Secured Obligations and bear interest at the rate set out in the Secured Obligations. Debtor agrees to reimburse Bank on demand for any costs so incurred.

(h)    Until Bank exercises its rights to make collection, Debtor will diligently collect all Collateral consistent with current business practices.

(i)    If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, Debtor shall deliver such document to Bank, together with any necessary endorsements, within ten (10) business days of any request by Bank for such document.

(j)    Debtor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except in accordance with the Credit Agreement.

Amended and Restated Security Agreement
FitLife Brands

ARTICLE 4

ADDITIONAL OPTIONAL REQUIREMENTS

Debtor agrees that Bank may at its option at any time, whether or not an Event of Default exists:

(a)    Require Debtor to deliver to Bank (i) copies of or extracts from the Books and Records, (ii) records and schedules which show the status and condition of the Collateral and where it is located, and (iii) information on any contracts or other matters affecting the Collateral.

(b)    Require Debtor to deliver to Bank any instruments or chattel paper.

(c)    Notify any account debtor, any buyers of the Collateral, or any other persons of Bank’s interest in the Collateral.

ARTICLE 5

DEFAULTS

Any one or more of the following shall be a default hereunder:

(a)    An Event of Default under the Credit Agreement or any other Loan Document.

(b)    Debtor breaches any term, provision, warranty or representation under this Agreement.

ARTICLE 6

REMEDIES AFTER DEFAULT

If an Event of Default exists, Bank may do any one or more of the following:

(a)    Pursue any or all of Bank’s remedies as set forth in this Agreement or the Credit Agreement.

(b)    Enforce the security interest given hereunder pursuant to the UCC and any other existing and future laws, orders, ordinances, rules and regulations by any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, with authority over Debtor, and its respective properties, as applicable, including all laws relating to or imposing liability or standards of conduct concerning protection of health or the environment (the “Applicable Law”).

(c)    Enforce the security interest of Bank in any deposit account of Debtor maintained with Bank by applying such account to the Secured Obligations.

(d)    Require Debtor to obtain Bank’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral, other than in the ordinary course of business.

(e)    Require Debtor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Bank in kind.

Amended and Restated Security Agreement
FitLife Brands

(f)    Require Debtor to assemble the Collateral, including the Books and Records, and make them available to Bank at a place designated by Bank.

(g)    Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities that are located on real property pledged pursuant to the deeds of trust granted by Debtor to secure the Secured Obligations) and any of Debtor’s equipment (other than equipment that is excluded from Collateral definition), if Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(h)    Demand and collect any payments on and proceeds of the Collateral. Upon an Event of Default, Debtor shall notify any account debtor to forward all payments and proceeds of the Collateral to Bank. In connection therewith Debtor irrevocably authorizes Bank to endorse or sign Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to Debtor and remove therefrom any payments and proceeds of the Collateral.

(i)    Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, upon reasonable prior notice to Debtor as may be required under the UCC.

(j)    Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.

(k)    Take such measures as Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(l)    Without notice or demand to Debtor, set off and apply against any and all of the Secured Obligations any and all deposits (general or special, time or demand, provisional or final) and any other Secured Obligations, at any time held or owing by Bank or any of Bank’s agents or affiliates to or for the credit of the account of Debtor or any guarantor or endorser of the Secured Obligations.

ARTICLE 7

MISCELLANEOUS

(a)    All notices and other communications provided for hereunder shall be given in accordance with the requirements of the Credit Agreement, to the address, facsimile number set forth in the Credit Agreement.

(b)    Any waiver, express or implied, of any provision hereunder and any delay or failure by Bank to enforce any provision shall not preclude Bank from enforcing any such provision thereafter.

Amended and Restated Security Agreement
FitLife Brands

(c)    Debtor shall, at the request of Bank, execute such other agreements, documents, or instruments in connection with this Agreement as Bank may reasonably deem necessary. Debtor hereby authorizes Bank to file one or more financing statements and such other documents as Bank may from time to time require to perfect or continue the perfection of Bank’s security interest in any of the Collateral. Debtor shall pay all fees and costs that Bank may incur in preparing and filing such documents in public offices and in obtaining such record searches as Bank may reasonably require.

(d)    This Agreement shall be governed by and construed according to the laws of the State of Nebraska, without giving effect to conflicts of law principles.

(e)    All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by the Applicable Law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(f)    All terms not defined herein or in the Credit Agreement are used as set forth in the UCC.

(g)    In the event of any action by Bank to enforce this Agreement or to protect the security interest of Bank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, Debtor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney’s fees and allocated costs for in-house legal services.

(h)    This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Bank and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(i)    Bank’s rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by Bank of any of the Secured Obligations or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Secured Obligations or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Original Security Agreement or extinguish any of the Liens granted pursuant to the Original Security Agreement; it being the intent of the parties that the Liens granted pursuant to the Original Security Agreement and restated and reaffirmed by this Agreement shall be continuously perfected.

SIGNATURE PAGE TO FOLLOW.

Amended and Restated Security Agreement
FitLife Brands

IN WITNESS WHEREOF, Debtor has executed this Agreement as of the date first above written.

FITLIFE BRANDS, INC., a Nevada corporation

By:
Name: Dayton R. Judd
Title: Chief Executive Officer

By:
Name: Jakob York
Title: Chief Financial Officer

NDS NUTRITION PRODUCTS, INC., a Florida corporation

By:
Name:
Title:

ISATORI, INC., a Delaware corporation

By:
Name:
Title:

1000374984 ONTARIO INC., a corporation existing under the laws of Ontario

By:
Name:
Title:

Amended and Restated Security Agreement
FitLife Brands